STOCKHOLDERS AGREEMENT

ISRAEL PETROLEUM COMPANY, LIMITED

This STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of November 14, 2009, by and among Israel Petroleum Company, Limited, a Cayman Islands limited company (the “Company”), Bontan Oil & Gas Corporation, an Ontario corporation (“Bontan”), Allied Ventures Incorporated, a Belize corporation (“2.5% Holder”) and International Three Crown Petroleum LLC, a Colorado limited liability company (“ITC” and together with Bontan and 2.5% Holder, the “Stockholders”, and each individually, a “Stockholder”).  In addition, Bontan Corporation Inc., an Ontario corporation and owner of 100% of the shares of Bontan (“Bontan Parent”), is joining this Agreement for the purposes identified within.

RECITALS

A.           ITC has previously entered into that certain Option Agreement for Purchase and Sale (the “Option Agreement”), dated October 15, 2009, between ITC and PetroMed Corporation, a Belize corporation (“PetroMed”), pursuant to which ITC obtained, among other things, an exclusive option to purchase PetroMed’s interest in the Offshore Israel Project.

B.           The Stockholders have formed the Company for the purpose of, among other things, acquiring PetroMed’s interest in the Offshore Israel Project, and each of ITC, Bontan and 2.5% Holder have contributed, and, in the case of Bontan, committed to contribute, certain assets to the Company in exchange for ordinary voting shares of the Company (“Shares”) representing a 22.5% equity interest, a 75% equity interest and a 2.5% equity interest in the Company, respectively, as set forth in that certain Contribution and Assignment Agreement, dated as of November 14, 2009, by and among ITC, Bontan, 2.5% Holder, Bontan Parent and the Company.

C.           The Memorandum of Association of the Company was filed with the Registrar of the Cayman Islands on November 11, 2009, and the Company was formed pursuant to and in accordance with the Companies Law (2009 Revision) of the Cayman Islands (the “Companies Law”).

D.           The parties hereto desire to enter into this Agreement in order to provide for the management of the Company and to provide certain rights of first refusal, information rights and other rights to the respective Stockholders as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.           Contributions.  Each of the Parties acknowledges and agrees that the fair market value of ITC’s and Bontan’s initial capital contributions represent all of the initial capital contributed to the Company, that Bontan’s initial capital contribution represents 75% of the total initial capital of the Company and ITC’s initial capital contribution represents 25% of the total initial capital of the Company, and that for U.S. partnership tax and accounting purposes the Stockholders’ capital accounts shall reflect the foregoing. The Stockholders may make additional contributions to the capital of the Company from time to time, but the Stockholders shall not be required or obligated to make any contributions to the capital of the Company other than as set forth in the Contribution Agreement.

2.           Management.

(a)           Management Vested in a Single Director.  Responsibility for the management of the business and affairs of the Company shall be vested in a single Director (the “Director”).  Except as otherwise provided in this Agreement, the Director shall have all right, power and authority to conduct the business and manage the affairs of the Company.  The Director may, in the Director’s sole discretion, appoint any officers of the Company that the Director deems appropriate and may delegate to such officer or officers any responsibilities for the day-to-day operation and conduct of the business of the Company that the Director deems appropriate.  In conducting the business and managing the affairs of the Company, the Director shall have all rights, duties and powers conferred by the Companies Law, and, except as otherwise provided in this Agreement, is hereby expressly authorized, on behalf of the Company, to make all decisions with respect to the Company’s business and affairs and to take all actions necessary to carry out such decisions, including, except as otherwise provided in the this Agreement, the right, power and authority to cause the Company to take any action that would otherwise require the consent or approval of the Stockholders of the Company.  Except as otherwise provided in this Agreement, the Stockholders, in their capacity as stockholders of the Company, shall take no part in the control, management, direction or operation of the business and affairs of the Company, and the Stockholders shall have no right, power or authority to vote on or consent to any action of the Company or any other matter. No Stockholder shall have the power or authority to bind the Company.

(b)           Additional Responsibilities of the Director:  In addition to the responsibilities, rights, powers and authority granted to the Director in Section 2(a), the Director shall have the responsibility, right, power and authority to make all elections provided in the Option Agreement, including, but not limited to, whether to exercise the Option, and such elections shall bind the Company and Bontan Parent The Director shall also have authority to execute and deliver all instruments and documents, perform all acts, and cause the Company to make all payments necessary or appropriate to consummate the Closing under the Option Agreement and to obtain all approvals, transfers, or documents necessary or appropriate to vesting ownership of the Licenses and Permit in the Company, all on such terms and conditions as the Director shall deem appropriate in its good faith judgment.

 (c)           Appointment and Removal of Director.

(i)           The initial Director shall be ITC (the “Initial Director”) and the Initial Director shall serve in such capacity until its resignation or removal.  The Initial Director may not be removed by the Stockholders other than:

 (A)           for willful misconduct of the Initial Director that materially and adversely affects the Offshore Israel Project (as defined below), which shall include the conviction of the manager of the Initial Director for a crime in connection with the operation or management of the Offshore Israel Project; or

(B)           in the event that a controlling interest in ITC is transferred to a Person who is not a Qualified Buyer (as defined below) and thereafter the management team of ITC is not substantially the same as the management team of ITC prior to such transfer.

The Initial Director may be removed pursuant to this clause (i) only by the resolution or the written consent of the Stockholders holding a majority of the Shares.  Subject to clause (iii) below, in the event of the removal of the Initial Director pursuant to the preceding sentence, the Stockholders may replace the Initial Director and remove and replace any subsequent Director at any time and from time to time by the vote of the Stockholders holding at least 80% of the Shares.

(ii)           The Director (including the Initial Director) may resign at any time by giving written notice of its or his resignation to each of the Stockholders, and the Director shall have no liability to the Company or the Stockholders as a result of such resignation. Subject to clause (iii) below, upon any Director’s resignation, the Stockholders holding at least 80% of the Shares shall replace the Director by their resolution or written consent.

(iii)           Subject to ITC’s prior compliance with Section 5 hereof, in the event that ITC transfers a majority of the Shares held by ITC on the date hereof to any Person that has experience in the oil and gas industry substantially equivalent to, or greater than, that of ITC  (a “ Qualified Buyer”), then such Qualified Buyer (and only such Qualified Buyer) shall have the sole authority to appoint and remove the Director; provided, however, that any such Director may be removed by Stockholders holding a majority of the Shares in the event of such Director’s willful misconduct that materially and adversely affects the Offshore Israel Project), which shall include the conviction of the Director, or any officer, director or manager of the Director, for a crime in connection with the operation or management of the Offshore Israel Project.  In the event of the removal of the then serving Director pursuant to the preceding sentence, the Stockholders may replace such Director and remove and replace any subsequent Director at any time and from time to time by the vote of the Stockholders holding at least 80% of the Shares.

(d)           Actions Requiring the Approval of the Stockholders.  Notwithstanding the power and authority granted to the Director hereunder, the Director shall have no authority to cause the Company to, and the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions unless the same is approved by the resolution or the written consent of the Stockholders holding a majority of the Shares:

(i)           expand the scope of the Company’s business beyond the acquisition, development and potential farmout or sale of the Israeli Drilling Licenses Nos. 347 (Sarah) and 348 (Myra) and Exploration Permit No. 199 (Benjamin) and any License that may be issued in lieu of such permit (collectively, the “Licenses and Permit”) and the exploitation and commercialization of the Licenses and Permit, including the exploration, operation and development of thereof (the “Offshore Israel Project”);

(ii)           enter into any transaction involving the sale, conversion or merger of the Company with or into any other Person or the sale or other disposition of all or substantially all of the Company’s assets to any other Person (other than a sale or farmout to an industry partner that is not affiliated with ITC, Cooper, 2.5% Holder or the Director in connection with a commitment to conduct exploratory or development operations on the Licenses and Permit, if such arrangement does not affect Bontan’s interest in the Company differently than such arrangement affects ITC’s and 2.5% Holder’s interests in the Company other than by virtue of Bontan’s proportionately larger equity interest in the Company or resulting from ITC’s Success Fees as described below or other compensation arrangements in effect between the Company and ITC, Cooper or the Director or any affiliate of ITC, Cooper or the Director);

(iii)            issue any Shares or other equity interest (including any securities directly or indirectly convertible or exchangeable for Shares or other equity interests) in the Company to any Person or otherwise admit any additional Person as a stockholder of the Company, provided that this clause (iii) shall not apply to a Transfer (as defined below) of Shares complying with the provisions of Section 5 hereof;

(iv)           liquidate, dissolve or wind-up the business and affairs of the Company;

(v)           enter into any contract or agreement between the Company and ITC, Cooper, 2.5% Holder or the Director, or any affiliate of ITC, Cooper, 2.5% Holder or the Director;

(vi)           modify any compensation arrangement between the Company and ITC, Cooper, 2.5% Holder or the Director, or any affiliate of ITC, Cooper, 2.5% Holder or the Director;

(vii)           amend, alter, terminate or repeal the Memorandum of Association;

(viii)           amend, alter, terminate or repeal this Agreement; or

(ix)           redeem any Shares or other equity interests (including any securities directly or indirectly convertible or exchangeable for Shares or other equity interests) in the Company, including pursuant to Section 5(b)(iv) below.

(e)           Certain Actions Not Requiring the Approval of the Stockholders:  In furtherance of Section 2(a) and notwithstanding the foregoing Section 2(d), the following actions shall be subject to the Director’s sole authority as Director; provided that (1) with respect to clauses (i), (ii) and (iii) only, such action does not involve a transaction between the Company and any of ITC, Cooper, 2.5% Holder, the Director, or any of their respective affiliates, and (2) such arrangement does not affect Bontan’s interest in the Company differently than such arrangement affects ITC’s and 2.5% Holder’s interests in the Company (other than by virtue of Bontan’s proportionately larger equity interest in the Company or resulting from ITC’s Success Fees (as described below) or other compensation arrangements in effect between the Company and ITC, Cooper or the Director or any affiliate of ITC, Cooper or the Director):

(i)           the farmout, option, sale, assignment, mortgage, or other transfer of all or a portion of the Offshore Israel Project for the purpose of conducting exploratory or development operations on the Licenses or Permit;

(ii)           seeking any additional debt or equity financing for the Company or the Offshore Israel Project; provided, however, the actual approval of any equity financing that entails the issuance of Shares or any other equity interest (including any securities directly or indirectly convertible or exchangeable for Shares or other equity interests) in the Company to any Person, or the admittance of any Person as a stockholder of the Company, requires approval by the resolution or the written consent of the Stockholders holding a majority of the Shares, except with respect to a Transfer (as defined below) of Shares complying with the provisions of Section 5 hereof;

(iii)           entry into consulting agreements and broker agreements on behalf of the Company;

(iv)           the indemnification by the Company of any officer, employee or agent of the Company or any other Person in accordance with this Agreement;

(v)           the authorization, making, payment or distribution of any distribution or dividend to the Stockholders; or

(vi)           payment to ITC or the Director of the Success Fees and Management Fee as provided below or reimbursements as provided in this Agreement or in the Contribution Agreement.

(f)           Action of the Stockholders.

(i)           Unless otherwise provided by the rights and preferences of the Shares held by a Stockholder, each Stockholder shall have one vote for each Share held.  However, if Shares are designated by percentages, then each Stockholder shall have the number of votes corresponding to his or its percentage interest of voting Shares.  Whenever a matter referred to in this Agreement requires approval by resolution of the Stockholders, the Director shall promptly give written notice to all Stockholders entitled to vote of the purpose of the meeting and the action to be taken and the date, time and place of a meeting of the Stockholders to consider and vote upon such action.  A Stockholder entitled to vote that holds at least 10% of the outstanding voting Shares may also demand the holding of a meeting of the Stockholders for a purpose provided hereunder by giving written notice to the Company.  In such case, the Director shall give written notice of such meeting within ten (10) business days.  If the Director fails to timely call such meeting, the demanding Stockholder(s) may call the meeting by providing written notice to the Stockholders as otherwise provided herein.  All meetings of Stockholders shall be held on at least ten (10) days’ prior written notice.  A quorum of the Stockholders is required to take action at any meeting, which shall constitute the holders of a majority of the Shares entitled to vote at such meeting.  Stockholders may participate in meetings by teleconference or by proxy.  Stockholders may waive notice before or after a meeting in writing, or by participation at a meeting (other than to object to the holding of a meeting for lack of adequate notice).

(ii)           The Stockholders may also take action in writing at any time on any matter in lieu of a meeting of the Stockholders.  The written approval of the holders of a majority of the outstanding voting Shares of the Company shall constitute action of the Stockholders.  The Company shall give prompt written notice of the taking of any action in writing to those Stockholders who did not consent to the action so taken.

3.           Reimbursements; Fees; Royalties and Commissions.

(a)           Reimbursement.  The Director shall be reimbursed by the Company for the reasonable out-of-pocket costs incurred by the Director on behalf of the Company, including legal expenses, consulting fees and costs, travel expenses to Israel and living expenses in Israel, and expenses of copying, telephone, internet and similar items or services.  The Director shall submit invoices to the Company, with a copy to the other Stockholders, on a periodic basis, but no less often than monthly, for its costs and expenses, and shall include with each such invoice a brief description of the work performed by the Director and the Company and the costs and expenses incurred, together with such supporting documentation as shall be reasonably requested by the Stockholders.  The Company shall pay each invoice within fifteen (15) days of its receipt thereof.  Notwithstanding the foregoing, the Director shall not be entitled to reimbursement by the Company for any overhead costs or costs or fees of employees of the Company without the prior written consent of the Stockholders holding a majority of the Shares.

(b)           Management Fee.  The Company shall pay to the Director a monthly management fee of $20,000.00, payable in advance, beginning December __, 2009, and on the first day of each subsequent month, for the Director’s services as manager of the Company.  The management fee shall be pro-rated for the month of November 2009, starting with November __, 2009, and this pro-rated amount shall be payable within thirty (30) days after the date of this Agreement.

(c)           Success Fees.

(i)           Upon receipt by Bontan Parent of at least $900,000 pursuant to any Financing (as defined in the Contribution and Assignment Agreement of even date herewith between the Parties), the Company shall pay to ITC the sum of $42,500 for services predating the execution of this Agreement.

(ii)           Following the Closing under the Option Agreement, for any farmout, option, sale, assignment, mortgage or other transfer of all or a portion of the Offshore Israel Project (each an “Offshore Israel Project Transfer”), (A) the Company shall upon closing of such transaction pay to ITC an amount equal to the Calculated Percentage (as defined below) of the gross cash proceeds received by the Company or its Stockholders with respect to such Offshore Israel Project Transfer (the “Cash Proceeds”) and (B) Bontan Parent shall issue to ITC a warrant in substantially the form attached to the Contribution Agreement as Exhibit D to purchase that number of shares of common stock of Bontan Parent equal to (x) the Calculated Percentage of the fair market value of all consideration received by the Company, including the cash proceeds and any other consideration (calculated by reference to the estimated cost of drilling wells to be undertaken by the transferee or of performing such other work to be done by the transferee and provided for in any agreement made in connection with the Offshore Israel Project Transfer, or as shall otherwise be appropriate), divided by (y) the Market Price (as defined in the form of Warrant) as of the date of issuance of the Warrant.  Such warrants shall have an initial exercise price equal to such Market Price and shall have a term of five (5) years.  The “Calculated Percentage” is equal to 5% of the percentage ownership interest of Bontan in the Company at the time of the triggering event in (A) or (B) above.  For clarification, the Calculated Percentage, based on the initial ownership interests of the Parties at the date of this Agreement, is 3.75% (i.e., 75% of 5%).

(iii)           ITC shall also receive an amount equal to $50,000 for every $1,000,000 increase in current assets received by the Company or Bontan Parent (without double counting) from investors or other parties introduced by ITC to the Company or Bontan Parent, calculated for each increase of current assets.  Such amount shall be payable to ITC within 15 days following such increase in current assets, and shall be payable by whichever of the Company or Bontan Parent receives the additional current assets.

(d)           Director Benefits and Taxes.  The Director shall not be entitled to any unemployment insurance, medical, disability or life insurance, bonus, or other benefits provided by the Company to its employees by virtue of the Director’s service as the Director of the Company.  The Company shall not withhold taxes, FICA or other payments out of any consideration payable to the Director hereunder.  The Company shall furnish the Director on a timely basis, a Form 1099 covering the payments made to it hereunder, and the Director shall pay all required foreign, federal, state and local taxes on the payments made to it hereunder, including income tax, self-employment tax, Social Security tax and other payroll taxes, as may be applicable.  The Director will indemnify and hold the Company harmless against any claim relating to such taxes.

4.          Information.

(a)           The Director shall cause the Company to provide all Stockholders and Bontan Parent with such information as the Stockholders or Bontan Parent shall reasonably request in connection with the management of the business and financial affairs of the Company, including but not limited to, information reasonably requested by Bontan Parent in order for Bontan Parent to satisfy its public reporting obligations under U.S. and Canadian securities law, its obligations under the Ontario Business Corporations Act and its internal controls documentation requirements under the U.S. Sarbanes-Oxley Act of 2002 and the regulations thereunder (“SOX”).  In furtherance of the foregoing, the Director shall advise Bontan Parent as soon as reasonably practicable of (i) the Company’s execution or termination of any material contract, (ii) the Company’s acquisition or disposition of a significant amount of assets other than in the ordinary course of business, or (iii) if a material charge to any of the Company’s assets is required under United States generally accepted accounting principals.  The Director also shall use commercially reasonable efforts to cause the Company to maintain its financial records in accordance with Bontan’s reasonable requests, and, if requested to do so by Bontan Parent, the Company will appoint the same firm of independent accountants as Bontan Parent utilizes to serve as the Company’s independent accountants and will cooperate with such firm as to any quarterly reviews or annual audit of financial statements.  No less than quarterly, the Company shall provide to the Stockholders unaudited operating financial information.  Unless Bontan Parent has otherwise arranged for an annual audit of the Company’s financial statements, the Company shall deliver audited financial statements to each Stockholder not later than 90 days after the end of each calendar year.  Each Stockholder and Bontan Parent shall have the right, at its own expense, and upon at least seven business days written notice to the Company, to inspect and audit the books and records of the Company, such inspection to occur at reasonable times and shall be subject to any applicable confidentiality restrictions in effect on the Company.  On a quarterly basis, the Company shall otherwise keep the Stockholders and Bontan Parent reasonably informed of all material developments affecting the Company and the Offshore Israel Project.  The keeping of the Company’s books and records, preparation of the Company’s unaudited financial statements and annual audit (unless the auditors are designated by Bontan Parent) is an expense of the Company.  The provision of any information requested by any Stockholder or Bontan Parent and the specific use of any accounting firm at the request of Bontan Parent pursuant hereto shall be at the sole cost and expense of the person (whether a Stockholder or Bontan Parent) making such request, and each Stockholder and Bontan Parent agrees to reimburse the Company and the Director for any such cost or expense.

(b)           ITC acknowledges that, by virtue of Bontan’s equity interest in the Company, the business and financial information of the Company is material to the business and affairs of Bontan Parent.  As such, ITC may be subject to certain restrictions on trading in Bontan Parent’s securities when it is in possession of non-public information that is material to the business and affairs of Bontan Parent.

5.           Restrictions on Sale or Transfer of Interest/Shares.

(a)           General Prohibition.  No Stockholder shall sell, assign, transfer, give, pledge, encumber or in any way dispose of (collectively, a “Transfer”), any Shares, or enter into an agreement to Transfer any Shares, without the Director’s prior written consent, which consent may not be unreasonably withheld, and unless (a) such Stockholder has complied with the provisions of this Section 5, and (b) the transferee of any such Shares has agreed to be bound by the terms of, and become a party to, this Agreement.  Any purported Transfer in violation of any provision of this Agreement shall be void and ineffective and shall not operate to Transfer any interest or title to the purported transferee, and neither the Director nor any other Person shall be required to register such prohibited Transfer on the books and records of the Company.

      (b)           Right of First Refusal.

(i)           If at any time, other than pursuant to an Exempt Transfer (as defined below), any Stockholder (a “Seller”) desires to Transfer any or all of the Shares or any rights to Shares held by such Seller to any Person, such Seller shall reduce to writing the terms pursuant to which the Seller desires to Transfer such Shares (a “Transfer Offer”).  The Transfer Offer shall identify the number of Shares to be transferred, the consideration payable for the Shares, if any, the identity of the proposed transferee, and all the other terms and conditions of such Transfer Offer.  The Seller shall deliver the Transfer Offer to the Company and the other Stockholders (each, a “Transfer Offeree” and collectively, the “Transfer Offerees”).

(ii)           Subject to the conditions set forth in Section 5(b)(i), each of the Transfer Offerees shall have the right to purchase up to his, her or its pro rata portion of the Shares offered in the Transfer Offer, on the terms therein, exercisable by written notice to the Seller within 25 days of receipt of the Transfer Offer.  For purposes of this Section 5(b)(ii), pro rata portion is determined by the respective Share holdings of each Transfer Offeree, expressed as a percentage of the total number of Shares held by all Transfer Offerees.

(iii)           If, after expiration of the 25-day period in Section 5(b)(ii), any Shares subject to the Transfer Offer remain unsubscribed, then the Seller shall, by written notice (the “Second Notice”) no later than three business days after expiration of such 25-day period, offer the Transfer Offerees who have elected to purchase Shares under Section 5(b)(ii) (the “Participating Transfer Offerees”) the right to purchase their pro rata portion of the unsubscribed Shares, such right exercisable by written notice to the Seller within five days of receipt of the Second Notice.  The Second Notice shall state the number of unsubscribed Shares and the pro rata portion of those Shares for each Participating Transfer Offeree.  For purposes of this Section 5(b)(iii), pro rata portion is determined by the respective Share holdings of each Participating Transfer Offeree, expressed as a percentage of the total number of Shares held by all Participating Transfer Offerees.  Participating Transfer Offerees electing to purchase unsubscribed Shares under this Section 5(b)(iii) may assign to each other some or all of their pro rata portion.

(iv)           If the Transfer Offerees elect to purchase all, but not less than all, of the Shares subject to the Transfer Offer, the closing of the purchases of Shares by the Participating Transfer Offerees shall take place at the principal office of the Company no more than 15 days after the expiration of the Transfer Offer.  At such closing, the Participating Transfer Offerees shall deliver a certified check or checks or wire transfers of immediately available funds in the appropriate amount to the Seller against delivery of certificates representing the Shares so purchased, duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank.  In the event that the consideration specified in the Transfer Offer is other than cash, then the Participating Transfer Offerees may, at their option, deliver at such closing cash, in lieu of such other consideration, in an amount equal to the fair market value of such other consideration, as agreed upon by the parties or as determined by an independent appraisal, agreed upon by the parties.

(v)           The right of first refusal granted to the Stockholders pursuant to this Section 5(b) shall terminate with respect to a Transfer Offer if the Participating Transfer Offerees elect to purchase less than all of the Shares offered in the Transfer Offer.  In that event, the Seller shall then have the right, for a period of 50 days from the termination of the Transfer Offer, to Transfer all, but not less than all, of the Shares subject to the Transfer Offer to the proposed transferee in accordance with the terms of the Transfer Offer.  If the Seller has not completed the sale of all such Shares within such 50-day period, the Seller shall no longer be permitted to Transfer such remaining Shares pursuant to this Section 5(b) without again fully complying with the provisions hereof.

(vi)           Notwithstanding the foregoing, no Transfer may be made to any Person unless such Person agrees in writing, in form and substance reasonably acceptable to the Company, to be bound by the provisions of this Agreement.  Promptly after any Transfer pursuant to this Section 5(b), the Seller shall notify the Company of the consummation thereof and shall furnish such evidence of the completion, including time of completion, of such Transfer and of the terms thereof as the Company may reasonably request.

(c)           Exempt Transfer.  As used herein, the term “Exempt Transfer” shall mean a Transfer between a Stockholder and either (a) any Person that, directly or indirectly, through one or more intermediaries, has voting control of, is controlled by, or is under common voting control with, such Stockholder; (b) with respect to natural persons, such Stockholder’s spouse, parents, children, siblings and/or grandchildren; (c) a trust, corporation, partnership or other entity, whose beneficiaries, stockholders, partners, or owners, or other Persons holding a controlling interest, consist of such Stockholder and/or such other Persons referred to in the immediately preceding clauses (a) or (b); (d) with respect to any Stockholder that is a partnership, a limited partnership, a limited liability company or a corporation, such Stockholder’s partners, members or stockholders; or (e) the Company pursuant to the terms of an employment agreement, stock option agreement or similar agreement between such Stockholder and the Company; provided that in the event of any Transfer made pursuant to one of the exemptions provided by clauses (a), (b), (c) and (d), (i) the Stockholders shall inform the Company of such transfer and (ii) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Stockholder hereunder, as applicable.

(d)           Opinion of Counsel.  Notwithstanding any provision herein to the contrary, if timely requested by the Company, no Stockholder shall Transfer any Shares unless such Stockholder shall first obtain an opinion of counsel satisfactory to the Company to the effect that such Transfer is either exempt from the registration provisions of the Securities Act (as defined below) or that the Securities Act is inapplicable to such Transfer.

6.           Representations, Warranties and Acknowledgments of the Stockholders.  Each Stockholder hereby acknowledges, and represents and warrants to the Company and the Initial Director, that, (i) its investment in the Company and its rights hereunder constitutes a “security” as defined in the Securities Act of 1933, as amended (the “Securities Act”) and/or state “blue-sky” laws, (ii) its investment in the Company has not been registered under the Securities Act or any state law, and that it is being sold to the Stockholder in reliance upon an exemption from the registration requirements of the Securities Act or any state law for transactions which do not involve a public offering, (iii) the Stockholder may not sell, offer for sale, transfer, pledge or hypothecate all or any part of its interest in the Company in the absence of an effective registration statement covering such interest under the Securities Act unless such sale, offer of sale, transfer, pledge or hypothecation is exempt from registration under the Securities Act (iv) except as to Bontan, the Stockholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (v) the Stockholder is sophisticated with respect to, and has substantial knowledge and experience in, business matters generally, and oil and gas investments specifically, has made investments in oil and gas interests in the past, and is capable of evaluating all the merits and risks of an investment in the Company, (vi) the Stockholder has reviewed its investment in the Company with its tax and legal counsel to the extent it deems the same advisable (vii) the Stockholder is making its investment in the Company for its own account, for investment, and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act, (viii) the Stockholder recognizes that an investment in the Company is speculative and involves substantial risk, and that oil and gas exploration and development, in particular, is an unpredictable and high risk investment; and (ix) neither the Company nor the Initial Director have made any guaranty or representation upon which the Stockholder has relied concerning the possibility or probability of profit or loss as a result of its membership interest in the Company and that all information that the Stockholder has provided to the Company, concerning itself and its financial position is true and accurate.

7.           Other Activities.  The Director and each of the Stockholders, and any of their respective affiliates, may engage in any other activities he or it chooses, and it is specifically recognized that the Director and the Stockholders, and their respective affiliates or affiliated Persons, are currently or may hereafter be engaged in the exploration for, and production of, oil and gas, both for their own accounts and for others, and nothing herein shall prevent the Director, the Stockholders, or any of their respective affiliates or related Persons, from engaging in such activities, individually or jointly with others, in any locale. Neither the Director nor the Stockholders, nor any of their respective affiliates or related persons, is required to offer the other (or the Company) the right to participate in any other business, activity or operation in which it may engage, and the Director and each of the Stockholders hereby waive, relinquish and renounce any such right or claim of participation.

8.           Distributions other than Upon Dissolution.  Subject to Section 9 and the limitations and requirements set forth in the Companies Law, the Company shall make distributions to the Stockholders at such times and in such amounts as the Director deems advisable; provided that each Stockholder may require annual distributions of the minimum amount necessary to cover its tax liability resulting from its ownership of the Company.

9.           Winding Up, Dissolution and Distributions Upon Dissolution.

(a)           Upon dissolution of the Company, the Director shall wind up the business and affairs of the Company, and shall cause all property and assets of the Company to be distributed as follows:

(i)           first, all of the Company’s debts, liabilities, and obligations, of the Company shall be paid in full or reserves therefor shall be set aside; and

(ii)           any remaining assets shall be distributed to the Stockholders in accordance with their respective percentage equity interests in the Company.

(b)           Upon the completion of the distribution of Company assets as provided above, the Company shall be terminated and the Director shall file the articles of dissolution or other appropriate document as required by the Companies Law and shall take such other actions as required by the Companies Law or as otherwise may be necessary to terminate the Company.

10.           Exculpation; Indemnification.   The Director shall not be liable to the Company or any of the Stockholders for any act or failure to act, nor for any errors of judgment, but only for willful misconduct or gross negligence in its management of the business and affairs of the Company.  The Company shall indemnify and hold harmless the Director and the Director’s affiliates, and any agents, officers, and employees, if any, of the Director and such affiliates, from and against any and all loss, liability or damage incurred as a result of any act or omission, or any error of judgment, related to the Director’s management of the business and affairs of the Company unless such loss, liability or damage results from the Director’s willful misconduct or gross negligence.  The Company shall indemnify and hold harmless any of the Company’s officers, agents, Stockholders and control Persons, as well as their respective affiliates, from and against any and all loss, liability or damage incurred as a result of any act or omission, or any error of judgment, related to such officer’s, agent’s, Stockholder’s or control Person’s performance of his or its duties or actions with respect to the Company, unless such loss, liability or damage results from the willful misconduct or gross negligence of such officer, agent, Stockholder or control Person.  The indemnification rights provided by this Section 10 shall survive the termination of this Agreement and shall continue as to any Person who has ceased to be a Director, officer, agent, Stockholder or control Person of the Company and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such Person.

Notwithstanding the above, it is a condition of any indemnification by the Company that, with respect to the acts or omissions alleged, the prospective indemnitee (i) acted in good faith, (ii) acted in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

11.           Definitions.  As used in this Agreement, the following terms have the following meanings:

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

12.           Tax Principles.  The Director shall have sole authority to make all tax elections and other decisions relating to taxes regarding the Company.  The Director shall cause the Company to timely elect (such election to be effective from the formation of the Company) under applicable U.S. Treasury regulations to be treated as a partnership for U.S. tax purposes, and to file any required forms (including U.S. Treasury Form 8832) with the applicable taxing authorities.  To the extent relevant for U.S. tax purposes, as determined by the Director in its sole discretion:

(a)           The Company shall maintain capital accounts for its stockholders in accordance with U.S. Treasury Regulation 1.704-1(b);

(b)           All "profit" or "loss" of the company shall be allocated in accordance with the Stockholders percentage share ownership in the Company, and "profit" or "loss" shall mean the profit or loss of the Company as determined under the capital accounting rules of U.S. Treasury Regulation § 1.704-1(b)(2)(iv) for purposes of adjusting the capital accounts of the Stockholders, including, without limitation, the provisions of paragraphs (b), (f) and (g) of those regulations relating to the computation of items of income, gain, deduction and loss;

(c)           Notwithstanding the preceding clause (b), the following allocations shall apply:

(i)           the "qualified income offset" provisions of U.S. Treasury Regulation Section 1.704 1(b)(2)(ii)(d) are incorporated herein by reference and shall apply to adjust the allocation of profit and loss otherwise provided for under clause (b) to the extent provided in that regulation;

(ii)           the "minimum gain" provisions of U.S. Treasury Regulation Section 1.704 2 are incorporated herein by reference and shall apply to adjust the allocation of profit and loss otherwise provided for under clause (b) to the extent provided in that regulation;

(iii)           notwithstanding the provisions of clause (b), if during any fiscal year of the Company the allocation of any loss or deduction, net of any income or gain, to a Stockholder would cause or increase a negative balance in a Stockholder’s capital account as of the end of that fiscal year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Stockholder and the remaining amount shall be allocated to the other Stockholders.  For purposes of the preceding sentence, a capital account shall be reduced by the adjustments, allocations and distributions described in U.S. Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and increased by the amount, if any, of the negative balance in the Stockholder's capital account that the Stockholder is obligated to restore within the meaning of U.S. Treasury Regulation § 1.704-1(b)(2)(ii)(c) as of that time or is deemed obligated to restore under U.S. Treasury Regulation Section 1.704-2(g)(1) or § 1.704 2(i)(5); and

(iv)           all allocations pursuant to the foregoing provisions of this clause (c) (the "Regulatory Allocations") shall be taken into account in computing allocations of other items under clause (b), including, if necessary, allocations in subsequent fiscal years, so that the net amounts reflected in the Stockholders’ capital accounts and the character for income tax purposes of the taxable income recognized (e.g., as capital or ordinary) will, to the extent possible, be the same as if no Regulatory Allocations had been given effect.

    (d)           The Stockholders recognize that with respect to property contributed to the Company by a Stockholder and with respect to property revalued in accordance with U.S. Treasury Regulation § 1.704 1(b)(2)(iv)(f), there will be a difference between the agreed values or "carrying values" of such property at the time of contribution or revaluation and the adjusted tax basis of such property at that time.  All items of tax depreciation, cost recovery, amortization, amount realized and gain or loss with respect to such assets shall be allocated among the Stockholders to take into account the book-tax disparities in accordance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended ("Code") and the U.S. Treasury Regulations under those sections;

(e)           In the event of a Transfer of Shares, Section 706 of the Code will apply to allocations of profit or loss in the year of the transfer, as determined by the Director;

(f)           To the extent required as determined by the Director in its sole discretion, the Company shall file all applicable U.S. tax returns and make all required tax reporting to the Stockholders, and withhold from any distributions to Stockholders any U.S. taxes required to be withheld under the Code and applicable U.S. Treasury regulations; and

(g)           The Director shall be the "tax matters partner" under Section 6231(a) of the Code.

In discharging the Director’s responsibilities as tax matters partner, the Director agrees to use commercially reasonable efforts to maintain the non-U.S. status of the Company so as to minimize the potential for Bontan and Bontan Parent to become subject to U.S. tax withholding, payment or filing requirements; provided that, the Parties acknowledge and agree that ITC shall be managed within the United States and shall carry out some or all of its responsibilities as a Director of the Company within the United States, and this sentence shall not prevent ITC from any of such activities.

13.           Entire Agreement.  This Agreement, along with the Articles of Association and Memorandum of Association of the Company, the Contribution Agreement, and any exhibits hereto and thereto, along with any other documents delivered pursuant hereto or thereto or pursuant to the Option Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  In the event of any conflict between this Agreement and the Articles of Association or the Memorandum of Association of the Company, the provisions of this Agreement will control. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

14.           Amendment.  This Agreement may be amended by an instrument in writing signed by each of the parties hereto and approved in the manner prescribed in Section 2(e) above.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

16.           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

The Company:

Israel Petroleum Company, Limited
c/o International Three Crown Petroleum, LLC
P.O. Box 774327
Steamboat Springs, Colorado 80477
Attn: H. Howard Cooper

ITC:

International Three Crown Petroleum, LLC
P.O. Box 774327
Steamboat Springs, Colorado 80477
Attn: H. Howard Cooper

Bontan and Bontan Parent:

47 Avenue Road, Suite 200
Toronto, Ontario
Canada M5R 2G3
Attention:  Kam Shah, Chairman and CEO

17.           Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.           Counterparts.                                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.           Binding Effect.  The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

20.           Assignment.                      No party hereto shall assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, which may be withheld in their absolute discretion, and any purported assignment by a party without such prior consent shall be void.

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IN WITNESS WHEREOF the undersigned have executed this Agreement effective as of the date first above written.

STOCKHOLDERS:

INTERNATIONAL THREE CROWN PETROLEUM LLC, a Colorado limited liability company

By:_________/s/_____________________
Name: ______________________________
Title: _______________________________

ALLIED VENTURES INCORPORATED, a Belize corporation

By:_____________/s/____________________
Name: ______________________________
Title: _______________________________

BONTAN OIL & GAS CORPORATION,
an Ontario corporation

By:___________/s/______________________
Name: ______________________________
Title: _______________________________

AS TO THOSE MATTERS SPECIFICALLY REFERRED TO HEREIN:

BONTAN CORPORATION INC., an Ontario corporation

By:__________/s/_______________________
Name: ______________________________
Title: _______________________________

[signatures continued on next page]

Signature Page to Stockholders Agreement

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COMPANY:

ISRAEL PETROLEUM COMPANY, LIMITED, a Cayman Islands limited company

By:	INTERNATIONAL THREE CROWN PETROLEUM LLC, a Colorado limited liability company

By:____/s/______________________
Name: H. Howard Cooper
Title: Manager

INITIAL DIRECTOR:

INTERNATIONAL THREE CROWN PETROLEUM LLC, a Colorado limited liability company

By:_______/s/______________________
Name: H. Howard Cooper
Title: Manager

Signature Page to Stockholders Agreement

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